SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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NexPoint Strategic Opportunities Fund

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

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July 23, 2020

Dear Fellow Shareholder,

I hope you and your family are safe and healthy during this unprecedented time. As a shareholder in the NexPoint Strategic Opportunities Fund (“NHF” or your “Fund”), you recently received proxy material or an email in connection with the Fund’s Special Meeting to be held on August 28, 2020.

You are being asked to consider and approve proposals converting your Fund from a closed-end fund to a Real Estate Investment Trust (“REIT”) and related changes to the Fund’s governing documents so that it may operate as a REIT.

Your Board unanimously recommends that you vote “FOR” the Proposals.

After careful consideration and numerous meetings, your Board believes changing your Fund to a REIT is a better long-term business strategy and is more likely to increase shareholder value than continuing as a closed-end fund. Below are a few reasons why the Board strongly supports the proposals:

•	Greater potential to generate risk adjusted returns to ALL shareholders. REITs generally outperform the securities markets over the long term.

•	Potential to reduce your Fund’s discount to net asset value (“NAV”). Historically, REITs trade more often at premiums versus closed end funds trade at a discount.

•	Our investment adviser, NexPoint Advisors, L.P., and its affiliates have significant experience managing REITs. They have greater than $9 billion in assets under management.

It is important that you take advantage of your right to vote. Please take the time to sign, date and mail the enclosed proxy card(s) in the postage paid return envelope or by following the instructions in the box below to vote by phone or internet.

My goal is for to us succeed together. The Board and I are looking out for your best interests and what we believe will be the best investment opportunity for all shareholders. I will continue to communicate with you and update you periodically through the August 28 special meeting date and beyond.

Lastly, we have retained Di Costa Partners (“DCP”) to assist us with the proxy solicitation process. You may receive a call from a DCP representative who will answer any questions you may have related to changing your fund to a REIT and who can take your vote over the phone. You can also call DCP at 1-(833) 252-3690 if you have questions regarding the proxy.

Thank you,

Jim Dondero

President

Three Convenient Voting Methods to Cast Your Vote

1. Vote by Mail: You may cast your vote by signing, dating and mailing the enclosed card(s) in the enclosed prepaid return envelope.

2. Vote Online: You may cast your vote by visiting the web address located on the enclosed card(s) and following the instructions.

3. Vote by Telephone: You may cast your vote by telephone using an automated system by calling the toll-free number found on the enclosed card(s) and following the instructions.

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